Exhibit 23.3

                       Consent of Lurio & Associates, P.C.


         We consent to the reference to our firm and to the description of our October 16, 2003 letter to Gary L. Blum, Esquire, set forth under the caption "Description of Securities- Registration Rights" in the Registration Statement (Form SB-2 No. 333-107800) and related prospectus of USA Technologies, Inc. and to the inclusion of our letter as an Exhibit to the Registration Statement.


Philadelphia, Pennsylvania                      /s/Lurio & Associates, P.C.
December 19, 2003